As filed with the Securities and Exchange Commission on February 28, 2001

                                                 Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       _________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       _________________________________

                            GABLES RESIDENTIAL TRUST
             (Exact Name of Registrant as Specified in Its Charter)

            Maryland                                   58-2077868
   (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                             2859 Paces Ferry Road
                            Overlook III, Suite 1450
                             Atlanta, Georgia 30339
                                 (770) 436-4600
                    (Address of Principal Executive Offices)

                            Restricted Share Awards
                              (Full Title of Plan)


                                Chris D. Wheeler
                     President and Chief Executive Officer
                            Gables Residential Trust
                             2859 Paces Ferry Road
                            Overlook III, Suite 1450
                             Atlanta, Georgia 30339
                                 (770) 436-4600
           (Name, Address and Telephone Number of Agent For Service)
                  ____________________________________________
                                With a copy to:
                             Gilbert G. Menna, P.C.
                            Ettore A. Santucci, P.C.
                              Goodwin Procter LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000
                     ______________________________________

                        CALCULATION OF REGISTRATION FEE


Title of Securities                                   Proposed Maximum Offering     Proposed Maximum            Amount of
 To Be Registered           Amount to be Registered(1)     Price Per Share       Aggregate Offering Price   Registration Fee
--------------------        -----------------------    ------------------------- ------------------------   -----------------
Common Shares of Beneficial     50,695                       $26.805 (2)              $1,358,879.48             $339.72
Interest, par value $.01 per
share



(1) This Registration Statement also relates to such indeterminate number of additional shares as may be required pursuant to the restricted share award agreements in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the registration fee and is based upon the average of the high and low sale prices of the common shares as reported on the New York Stock Exchange on February 26, 2001.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference.
        -----------------------------------------------

     Gables Residential Trust (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

(b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

(c) The Registrant's Proxy Statement dated March 31, 2000 for its annual meeting of shareholders held on May 16, 2000;

(d)  The Registrant's Current Report on Form 8-K dated February 23, 2001; and

(e) The description of the Registrant's common shares contained in its Registration Statement on Form 8- A, filed with the Commission on November 23, 1993, as amended, under Section 12 of the Exchange Act and any amendments and reports filed for the purpose of updating that description.

     In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities.
        -------------------------

     Not Applicable.


Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

     Not Applicable.

Item 6. Indemnification of Trustees and Officers.
        ----------------------------------------

     The Registrant's declaration of trust and the partnership agreement of Gables Realty Limited Partnership, a Delaware limited partnership and operating subsidiary of the Registrant, provide limitations on the liability of the Registrant's trustees and officers for monetary damages to the Registrant. The declaration of trust and the bylaws obligate the Registrant to indemnify its trustees and officers, and permit the Registrant to indemnify its employees and other agents, against particular liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the Registrant and the shareholders against these individuals.

     The Registrant's bylaws require it to indemnify, to the full extent of Maryland law, any present or former trustee or officer (and such person's spouse and children) (an "Indemnitee") who is or was a party or threatened to be made a party to any proceeding by reason of his or her service in that capacity, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the proceeding, provided that the Registrant shall have received a written affirmation by the Indemnitee that he or she has met the standard of conduct necessary for indemnification by the Registrant as authorized by the bylaws. The Registrant shall not be required to indemnify an Indemnitee if (a) it is established that
(1) the Indemnitee's act or omission was committed in bad faith or was the result of active or deliberate dishonesty, (2) the Indemnitee actually received an improper personal benefit in money, property or services or (3) in the case of a criminal proceeding, the Indemnitee had reasonable cause to believe that the Indemnitee's act or omission was unlawful, (b) the proceeding was initiated by the Indemnitee, (c) the Indemnitee received payment for such expenses pursuant to insurance or otherwise or (d) the proceeding arises under Section 16 of the Exchange Act. Pursuant to the bylaws, the Indemnitee is required to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met. The Registrant's bylaws permit the Registrant to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the Maryland General Corporation Law or to which the Indemnitee may be entitled. The bylaws of Gables GP, Inc., a Texas corporation and wholly-owned subsidiary of the Registrant and the general partner of Gables Realty Limited Partnership, contain similar provisions that are consistent with Texas law.

     Each of the Registrant's executive officers and trustees has entered into an indemnification agreement with the Registrant, Gables Realty Limited Partnership and Gables GP, Inc. The indemnification agreements require, among other matters, that the Registrant, Gables Realty Limited Partnership and Gables GP, Inc. indemnify the Registrant's executive officers and trustees to the fullest extent permitted by law and advance to the Registrant's executive officers and trustees all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Registrant must also indemnify and advance all expenses incurred by the Registrant's executive officer and trustees seeking to enforce their rights under the indemnification agreements and cover them under the Registrant's trustees' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides assurance to the trustees and executive officers that indemnification will be available because such contracts cannot be modified unilaterally in the future by the Board or the shareholders to eliminate the rights they provide.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

     Not Applicable.

Item 8. Exhibits.
        --------

     The following is a complete list of exhibits filed as part of this Registration Statement.

Exhibit
-------

4.1 Amended and Restated Declaration of Trust of the Registrant (incorporated herein by reference to the Registrant's Registration Statement on Form S-11 (File No. 33-70570), as amended).

4.2 Articles Supplementary to the Registrant's Amended and Restated Declaration of Trust creating the 8.30% Series A Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated July 24, 1997 (File No. 1-12590)).

4.3 Articles of Amendment to the Registrant's Amended and Restated Declaration of Trust (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-12590)).

4.4 Articles Supplementary to the Registrant's Amended and Restated Declaration of Trust creating the 5.00% Series Z Cumulative Redeemable Preferred Shares (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1- 12590)).

4.5 Articles Supplementary to the Registrant's Amended and Restated Declaration of Trust creating the 8.625% Series B Cumulative Redeemable Preferred Shares (incorporated herein by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated November 12, 1998 (File No. 1-12590)).

4.6 Second Amended and Restated Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1(ii)(a) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-12590)).

4.7  Form of Restricted Share Award Agreement.

5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1 Powers of Attorney (contained on the signature page to this Registration Statement).


Item 9. Undertakings.
        ------------

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 28th day of February, 2001.

                                        GABLES RESIDENTIAL TRUST


                                        By: /s/ Chris D. Wheeler
                                          ----------------------------------
                                          Chris D. Wheeler
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Chris D. Wheeler and Marvin R. Banks, Jr. such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                 Capacity                              Date
     ---------                 --------                             ------

/s/ Chris D. Wheeler
---------------------     President, Chief Executive Officer  February 28, 2001
Chris D. Wheeler          and Chairman
                          (Principal Executive Officer)


/s/ Marvin R. Banks, Jr.
------------------------  Senior Vice President and  Chief    February 28, 2001
Marvin R. Banks, Jr.      Financial Officer
                          (Principal Financial Officer)

/s/ Dawn H. Severt
------------------------  Vice President and Chief Accounting February 28, 2001
Dawn H. Severt            Officer (Principal Accounting
                          Officer)


/s/ C. Jordan Clark
------------------------  Senior Vice President, Chief        February 28, 2001
C. Jordan Clark           Investment Officer and Trustee


/s/ Marcus E. Bromley
------------------------  Trustee                             February 28, 2001
Marcus E. Bromley



------------------------   Trustee                            February 28, 2001
David M. Holland



------------------------   Trustee                            February 28, 2001
Lauralee E. Martin


/s/ John W. McIntyre
------------------------   Trustee                            February 28, 2001
John W. McIntyre


/s/ Mike E. Miles
------------------------   Trustee                            February 28, 2001
Mike E. Miles


/s/ James D. Motta
------------------------   Trustee                            February 28, 2001
James D. Motta


                                 EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

4.1 Amended and Restated Declaration of Trust of the Registrant (incorporated herein by reference to the Registrant's Registration Statement on Form S-11
     (File No. 33-70570), as amended).

4.2 Articles Supplementary to the Registrant's Amended and Restated Declaration of Trust creating the 8.30% Series A Cumulative Redeemable Preferred Shares
     (incorporated  herein  by  reference  to  Exhibit  4.1 to the  Registrant's
     Current Report on Form 8-K dated July 24, 1997 (File No. 1-12590)).

4.3 Articles of Amendment to the Registrant's Amended and Restated Declaration of Trust (incorporated herein by reference to the Registrant's Quarterly
     Report  on Form  10-Q  for the  quarter  ended  June  30,  1998  (File  No.
     1-12590)).

4.4 Articles Supplementary to the Registrant's Amended and Restated Declaration of Trust creating the 5.00% Series Z Cumulative Redeemable Preferred Shares
     (incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1- 12590)).

4.5 Articles Supplementary to the Registrant's Amended and Restated Declaration of Trust creating the 8.625% Series B Cumulative Redeemable Preferred
     Shares (incorporated herein by reference to Exhibit 4.1 to the Registrant's
     Current Report on Form 8-K dated November 12, 1998 (File No. 1-12590)).

4.6  Second  Amended  and  Restated  Bylaws  of  the   Registrant,   as  amended
     (incorporated herein by reference to Exhibit 3.1(ii)(a) to the Registrant's
     Annual  Report on Form 10-K for the year ended  December 31, 1999 (File No.
     1-12590)).

4.7  Form of Restricted Share Award Agreement.

5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1 Powers of Attorney  (contained on the signature  page to this  Registration
     Statement).


